August 13, 2009

Securities and Exchange Commission
100 F Street, NE
Washington, D.C. 20549

Commissioners:

We have read and agree with the comments contained in Item 4 to Form 8-K of Trestle Holdings, Inc., dated August 13, 2009, as they relate to our firm.

Regards,

/s/ David Goldman

Goldman Parks Kurland Mohidin